Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2014
FINANCIAL RESULTS AND UPDATED GUIDANCE

Company Reports Second Quarter 2014 Total Revenues of $291 Million,
Driven by Strong Sales of Xyrem, Erwinaze and Defitelio

Adjusted EPS of $2.05 and GAAP EPS of $0.70

DUBLIN, Aug. 5, 2014 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter ended June 30, 2014 and updated financial guidance for 2014.

“Strong underlying demand for our products and the start of our European Union launch of Defitelio led to significant revenue growth in the second quarter,” said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. "We have successfully completed three transactions in 2014, including our recently announced acquisition of the rights to defibrotide in the Americas. With an expanding clinical development pipeline targeted in the sleep and hematology/oncology therapeutic areas and our continued focus on business development, we believe that we are poised to provide significant financial growth in 2014 and beyond."

Adjusted net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2014 was $127.8 million, or $2.05 per diluted share, compared to $88.3 million, or $1.43 per diluted share, for the second quarter of 2013.

GAAP net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2014 was $43.7 million, or $0.70 per diluted share, compared to $42.2 million, or $0.69 per diluted share, for the second quarter of 2013. GAAP net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2014 included a non-cash intangible asset impairment charge of $32.8 million. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Second Quarter 2014 Revenues and Product Sales
Total revenues for the second quarter of 2014 were $291.2 million, an increase of 40% over total revenues of $208.3 million for the second quarter of 2013. This increase was driven primarily by net product sales of Xyrem® (sodium oxybate) oral solution, Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi) and defibrotide, marketed under the name Defitelio® (defibrotide) in Europe. Total revenues include net product sales, royalties and contract revenues.

Net product sales for the second quarter of 2014 were as follows:

•
Xyrem: Xyrem net sales increased by 43% to $191.4 million in the second quarter of 2014 compared to $133.7 million in the second quarter of 2013. During the second quarter of 2014, the average number of active Xyrem patients increased to 11,750.

•	Erwinaze/Erwinase: Erwinaze/Erwinase net sales increased by 7% to $47.9 million in the second quarter of 2014 compared to $44.9 million in the second quarter of 2013.

•
Defitelio/defibrotide: Defitelio/defibrotide net sales in the second quarter of 2014 were $20.2 million compared to pro forma net sales of $10.1 million in the second quarter of 2013. Jazz Pharmaceuticals plc acquired indirect majority control of Gentium S.p.A. (Gentium) on

January 23, 2014. The pro forma information represents net sales of Defitelio/defibrotide as if the acquisition of Gentium had closed on January 1, 2013.

•	Prialt® (ziconotide) intrathecal infusion: Net sales of Prialt were $5.8 million in the second quarter of 2014, an increase of 24% compared to $4.7 million in the second quarter of 2013.

•	Psychiatry products: Net sales of the company’s psychiatry products were $11.7 million in the second quarter of 2014 compared to $11.8 million in the second quarter of 2013.

•
Other: Net sales of other products in the second quarter of 2014 were $12.1 million compared to $11.5 million in the second quarter of 2013. On a pro forma basis, net sales of other products for the second quarter of 2013 were $13.9 million, which included net sales of active pharmaceutical ingredients by Gentium as if the Gentium acquisition had closed on January 1, 2013.

Tables showing actual and pro forma net product sales for the three and six months ended June 30, 2014 compared to actual and pro forma net product sales for the same periods in 2013 are included in this press release.

Operating Expenses and Other
Operating expenses for the second quarter of 2014 were $216.9 million on a GAAP basis compared to $131.2 million for the second quarter of 2013. Operating expenses increased over the prior period primarily due to the following:

•
Cost of product sales for the second quarter of 2014 was $30.7 million on a GAAP basis compared to $25.0 million for the same period in 2013. The increase was primarily due to higher net sales and an increase in acquisition accounting inventory fair value step-up adjustments of $1.4 million, partially offset by lower cost of product sales primarily driven by product mix. Gross margin for the second quarter of 2014, as a percentage of net product sales, was 89.4% compared to 87.9% for the same period in 2013.

•
Selling, general and administrative (SG&A) expenses for the second quarter of 2014 were $100.6 million on a GAAP basis compared to $77.5 million for the same period in 2013. The increase was primarily due to higher headcount and expenses resulting from the expansion of the business and an increase in transaction and integration costs. Adjusted SG&A expenses for the second quarter of 2014 were $80.4 million, or 28% of total revenues, compared to $62.9 million, or 30% of total revenues, for the same period in 2013.

•
Research and development (R&D) expenses for the second quarter of 2014 were $20.1 million on a GAAP basis compared to $9.3 million for the same period in 2013. Adjusted R&D expenses for the second quarter of 2014 were $16.5 million, or 6% of total revenues, compared to $7.7 million, or 4% of total revenues, for the same period in 2013. The increase in R&D expenses was primarily driven by increased costs associated with the development of the company's product candidates.

•
An intangible asset impairment charge of $32.8 million was recorded during the second quarter of 2014 related to certain products acquired as part of the acquisition of EUSA Pharma Inc. (EUSA Pharma). The company reports sales of these products under "Other products." The impairment charge resulted from the reorganization of operations in Europe to focus on the company's hematology/oncology franchise following the Gentium acquisition.

Net interest expense for the second quarter of 2014 was $11.4 million compared to $7.1 million for the second quarter of 2013. The increase was due to the company's increased debt levels following the Gentium acquisition in January 2014.

As of June 30, 2014, cash and cash equivalents were $268.3 million and the balance of the company’s long-term debt, including term and revolving loans, was $1.2 billion. Cash and cash equivalents decreased from December 31, 2013 primarily due to funds used by the company to acquire Gentium and JZP-110, to make a contingent consideration payment to the former equity holders of EUSA Pharma, to repurchase ordinary shares under the company's share repurchase program and to fund capital expenditures, offset in part by the net proceeds of new term loans, borrowings under revolving loans and cash generated from the business.

In the six months ended June 30, 2014, the company repurchased 0.2 million ordinary shares under its share repurchase program for $23.5 million at an average cost of $127.96 per ordinary share. As of
June 30, 2014, the remaining amount authorized under the share repurchase program was $40.1 million.

Recent Developments
The company announced that Elmar Schnee joined the company's board of directors on August 1, 2014. He previously served as a director of Gentium from May 2012 to April 2014. Mr. Schnee brings to the company’s board of directors over 30 years of international commercial and general management experience in the pharmaceutical and healthcare industries, as well as detailed knowledge of the Gentium business. From October 2011 until November 2013, he served as Chairman and Chief Executive Officer at Cardiorentis Ltd., a biopharmaceutical company. Previously, he served in various positions at Merck KGaA, a global pharmaceutical and chemical group, from 2003 through 2011, including as a Member of the Executive Board and General Partner of Merck KGaA with responsibility for global pharmaceutical activities from 2006 until 2011. He currently serves on the board of directors of two privately-held life sciences companies.

2014 Financial Guidance
Jazz Pharmaceuticals' updated 2014 financial guidance is as follows1:

Revenues	$1,125-$1,165 million
Total net product sales	$1,118-$1,156 million
-Xyrem net sales	$765-$780 million
-Erwinaze/Erwinase net sales	$185-$200 million
-Defitelio/defibrotide net sales	$60-$65 million
Adjusted gross margin %[2,5]	91-92%
Adjusted SG&A expenses[3,5]	$315-$325 million
Adjusted R&D expenses[4,5]	$65-$75 million
GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$0.47-$0.90
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share [5]	$8.00-$8.25

1.
2014 guidance includes fair value estimates for the assets acquired and liabilities assumed in the Gentium acquisition and is subject to change if the company obtains additional information during the measurement period (up to one year from the January 23, 2014 acquisition date).

2.
Excludes $10-$11 million of acquisition accounting inventory fair value step-up adjustments, $4 million in share-based compensation expense and $1 million of depreciation expense from estimated GAAP gross margin of 90-91%.

3.
Excludes $55-$59 million of share-based compensation expense, $25-$30 million of transaction and integration costs and $5 million of depreciation expense from estimated GAAP SG&A expenses of $400-$420 million.

4.	Excludes $11-$12 million of share-based compensation expense and $1 million of depreciation expense from estimated GAAP R&D expenses of $77-$88 million.

5.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update, discuss its 2014 second quarter results and update 2014 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 866 277 1184 in the U.S., or +1 617 597 5360 outside the U.S., and entering passcode 29980973.

A replay of the conference call will be available through August 12, 2014 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 13741471. An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a specialty biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing differentiated products that address unmet medical needs. The company has a diverse portfolio of products and/or product candidates in the areas of sleep, hematology/oncology, pain and psychiatry. The company's U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, Versacloz® (clozapine) oral suspension, FazaClo® (clozapine, USP) HD and FazaClo LD. Jazz Pharmaceuticals also has a number of products marketed outside the United States, including Erwinase® and Defitelio® (defibrotide). For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures attributable to Jazz Pharmaceuticals plc (and the related per share measures) exclude from GAAP net income (loss) attributable to Jazz Pharmaceuticals plc, as applicable, intangible asset amortization, share-based compensation expense, intangible asset impairment, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees and milestone payments, depreciation expense, loss on extinguishment and modification of debt and non-cash interest expense; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (ii) the historical adjusted SG&A expense measures exclude from GAAP SG&A expenses, as applicable, share-based compensation expense, transaction and integration costs, depreciation expense, change in fair value of contingent consideration and restructuring charges; (iii) the historical adjusted R&D expense measures exclude from GAAP R&D expenses share-based compensation expense, depreciation expense and transaction and integration costs; (iv) the adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share) guidance measures exclude from estimated GAAP net income attributable to Jazz Pharmaceuticals plc intangible asset amortization and depreciation expense, share-based compensation expense, intangible asset impairment, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, upfront license fees and milestone payments, and non-cash interest expense; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (v) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage acquisition accounting inventory fair value step-up adjustments, share-based compensation expense and depreciation expense; (vi) the adjusted SG&A expenses guidance excludes from estimated GAAP SG&A expenses share-based compensation expense, transaction and integration costs and depreciation expense; and (vii) the adjusted R&D expenses guidance excludes from estimated GAAP R&D expenses share-based compensation expense and depreciation expense.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results, including 2014 financial guidance, the potential for significant financial growth in 2014 and beyond, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other sodium oxybate products that compete with Xyrem and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Defitelio; protecting and enhancing the company’s intellectual property rights; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment, in particular the need to obtain appropriate pricing and reimbursement approvals for Defitelio in European countries representing a significant market opportunity for Defitelio; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; dependence on single source suppliers, including the risk that the company may not be able to obtain and supply sufficient product to meet commercial demand or to meet requirements for clinical trial supplies; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, and the uncertainty of clinical success, such as the risk that results from preclinical studies and/or early clinical trials may not be predictive of results obtained in later and larger clinical trials planned or anticipated to be conducted for the company’s product candidates; the inherent uncertainty associated with the regulatory approval process, including the risks that the company may be required to conduct additional time-consuming and costly clinical trials in order to obtain any regulatory approval of defibrotide in the United States and that the company may otherwise be unable to obtain or maintain any regulatory approvals for defibrotide in the United States; risks associated with business combination or product or product candidate acquisition transactions, such as the risks that the acquired businesses, including the acquired Gentium business, will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, and that the company may otherwise fail to realize the anticipated benefits (commercial or otherwise) from such acquisition transactions, including the Gentium acquisition and acquisition of the rights to defibrotide in the Americas; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and future filings and reports by the company, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product sales, net	$289,100	$206,564	$534,086	$401,216
Royalties and contract revenues	2,130	1,688	4,063	3,273
Total revenues	291,230	208,252	538,149	404,489
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies and intangible asset impairment)	30,692	25,031	61,616	52,251
Selling, general and administrative	100,556	77,506	206,919	148,034
Research and development	20,090	9,250	38,199	15,997
Acquired in-process research and development	—	—	127,000	4,000
Intangible asset amortization	32,795	19,399	63,977	38,954
Intangible asset impairment	32,806	—	32,806	—
Total operating expenses	216,939	131,186	530,517	259,236
Income from operations	74,291	77,066	7,632	145,253
Interest expense, net	(11,429)	(7,142)	(21,505)	(14,541)
Foreign currency gain (loss)	74	(385)	197	(114)
Loss on extinguishment and modification of debt	—	(3,749)	—	(3,749)
Income (loss) before income tax provision	62,936	65,790	(13,676)	126,849
Income tax provision	19,350	23,605	36,377	41,239
Net income (loss)	43,586	42,185	(50,053)	85,610
Net loss attributable to noncontrolling interests, net of tax	(73)	—	(1,062)	—
Net income (loss) attributable to Jazz Pharmaceuticals plc	$43,659	$42,185	$(48,991)	$85,610

Net income (loss) per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	$0.73	$0.72	$(0.83)	$1.46
Diluted	$0.70	$0.69	$(0.83)	$1.39
Weighted-average ordinary shares used in calculating net income (loss) per ordinary share attributable to Jazz Pharmaceuticals plc:
Basic	59,519	58,737	59,025	58,548
Diluted	62,378	61,568	59,025	61,541

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Xyrem	$191,366	$133,742	$351,744	$251,268
Erwinaze/Erwinase	47,869	44,860	94,789	86,676
Defitelio/defibrotide	20,244	—	32,453	—
Prialt	5,831	4,694	10,140	9,680
Psychiatry	11,732	11,764	21,598	29,414
Other	12,058	11,504	23,362	24,178
Total net product sales	$289,100	$206,564	$534,086	$401,216

The following unaudited pro forma information represents the net product sales for the three and six months ended June 30, 2014 and 2013, respectively, as if the Gentium acquisition had been completed on January 1, 2013:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Xyrem	$191,366	$133,742	$351,744	$251,268
Erwinaze/Erwinase	47,869	44,860	94,789	86,676
Defitelio/defibrotide	20,244	10,090	35,350	18,700
Prialt	5,831	4,694	10,140	9,680
Psychiatry	11,732	11,764	21,598	29,414
Other	12,058	13,934	23,768	28,002
Total pro forma net product sales	$289,100	$219,084	$537,389	$423,740

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$268,255	$636,504
Accounts receivable, net of allowances	160,775	124,805
Inventories	33,098	28,669
Prepaid expenses	28,447	7,183
Deferred tax assets, net	35,869	33,613
Other current assets	18,468	33,843
Total current assets	544,912	864,617
Property and equipment, net	38,462	14,246
Intangible assets, net	1,680,004	812,396
Goodwill	760,314	450,456
Deferred tax assets, net, non-current	96,495	74,597
Deferred financing costs	24,427	14,605
Other non-current assets	11,135	7,304
Total assets	$3,155,749	$2,238,221
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,555	$21,005
Accrued liabilities	142,843	119,718
Current portion of long-term debt	9,473	5,572
Income taxes payable	5,500	336
Contingent consideration	—	50,000
Deferred tax liability, net	6,259	6,259
Deferred revenue	1,138	1,138
Total current liabilities	197,768	204,028
Deferred revenue, non-current	5,148	5,718
Long-term debt, less current portion	1,186,960	544,404
Deferred tax liability, net, non-current	456,611	168,497
Other non-current liabilities	29,175	20,040
Total Jazz Pharmaceuticals plc shareholders’ equity	1,279,691	1,295,534
Noncontrolling interests	396	—
Total liabilities and shareholders’ equity	$3,155,749	$2,238,221

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc	$43,659	$42,185	$(48,991)	$85,610
Intangible asset amortization	32,795	19,399	63,977	38,954
Share-based compensation expense	18,552	11,506	32,367	20,263
Intangible asset impairment	32,806	—	32,806	—
Acquisition accounting inventory fair value step-up adjustments	2,455	1,086	10,477	2,631
Transaction and integration costs	4,907	711	22,640	1,733
Restructuring charges	—	508	—	1,457
Change in fair value of contingent consideration	—	3,400	—	7,900
Upfront license fees and milestone payments	—	—	127,000	4,000
Depreciation	1,860	595	3,169	1,170
Loss on extinguishment and modification of debt	—	3,749	—	3,749
Non-cash interest expense	1,900	1,193	3,538	2,422
Income tax adjustments	(10,900)	3,977	(16,844)	2,845
Adjustments for amount attributable to noncontrolling interests	(244)	—	(1,502)	—
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$127,790	$88,309	$228,637	$172,734

GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$0.70	$0.69	$(0.83)	$1.39
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$2.05	$1.43	$3.66	$2.81
Shares used in computing GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share amounts	62,378	61,568	59,025	61,541
Shares used in computing non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share amounts	62,378	61,568	62,451	61,541

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2014				June 30, 2013
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$291,230	$—		$291,230	$208,252	$—		$208,252
Cost of product sales	30,692	(4,074)	(a)	26,618	25,031	(1,633)	(a)	23,398
Selling, general and administrative	100,556	(20,120)	(b)	80,436	77,506	(14,620)	(b)	62,886
Research and development	20,090	(3,580)	(c)	16,510	9,250	(1,553)	(c)	7,697
Intangible asset amortization	32,795	(32,795)		—	19,399	(19,399)		—
Intangible asset impairment	32,806	(32,806)		—	—	—		—
Interest expense, net	11,429	(1,900)	(d)	9,529	7,142	(1,193)	(d)	5,949
Foreign currency (gain) loss	(74)	—		(74)	385	—		385
Loss on extinguishment and modification of debt	—	—		—	3,749	(3,749)		—
Income before income tax provision	62,936	95,275	(e)	158,211	65,790	42,147	(e)	107,937
Income tax provision	19,350	10,900	(f)	30,250	23,605	(3,977)	(f)	19,628
Effective tax rate (g)	30.7%			19.1%	35.9%			18.2%
Net income	43,586	84,375	(h)	127,961	42,185	46,124	(h)	88,309
Net income (loss) attributable to noncontrolling interests, net of tax	(73)	244	(i)	171	—	—	(i)	—
Net income attributable to Jazz Pharmaceuticals plc	$43,659	$84,131	(j)	$127,790	$42,185	$46,124	(j)	$88,309
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$0.70			$2.05	$0.69			$1.43

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Six Months
	June 30, 2014					June 30, 2013
	GAAP Reported		Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$538,149		$—		$538,149	$404,489	$—		$404,489
Cost of product sales	61,616		(12,282)	(k)	49,334	52,251	(3,929)	(k)	48,322
Selling, general and administrative	206,919		(50,010)	(l)	156,909	148,034	(28,608)	(l)	119,426
Research and development	38,199		(6,361)	(m)	31,838	15,997	(2,617)	(m)	13,380
Acquired in-process research and development	127,000		(127,000)		—	4,000	(4,000)		—
Intangible asset amortization	63,977		(63,977)		—	38,954	(38,954)		—
Intangible asset impairment	32,806		(32,806)		—	—	—		—
Interest expense, net	21,505		(3,538)	(d)	17,967	14,541	(2,422)	(d)	12,119
Foreign currency (gain) loss	(197)		—		(197)	114	—		114
Loss on extinguishment and modification of debt	—		—		—	3,749	(3,749)		—
Income (loss) before income tax provision	(13,676)		295,974	(n)	282,298	126,849	84,279	(n)	211,128
Income tax provision	36,377		16,844	(f)	53,221	41,239	(2,845)	(f)	38,394
Effective tax rate (g)	N/A	(o)			18.9%	32.5%			18.2%
Net income (loss)	(50,053)		279,130	(p)	229,077	85,610	87,124	(p)	172,734
Net income (loss) attributable to noncontrolling interests, net of tax	(1,062)		1,502	(i)	440	—	—	(i)	—
Net income (loss) attributable to Jazz Pharmaceuticals plc	$(48,991)		$277,628	(q)	$228,637	$85,610	$87,124	(q)	$172,734
Net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$(0.83)				$3.66	$1.39			$2.81

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. Company management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company's business based on certain of these non-GAAP financial measures. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, intangible asset amortization, share-based compensation expense, intangible asset impairment, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees and milestone payments, depreciation expense, loss on extinguishment and modification of debt and non-cash interest expense that may not be indicative of the company's core operating results and business outlook, and by including adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash and adjustments for the amount attributable to noncontrolling interests. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. Because of the non-standardized definitions, the non-GAAP adjusted financial measures appearing in the tables above may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)
Acquisition accounting inventory fair value step-up adjustments of $2,455 and $1,086, share-based compensation expense of $1,284 and $488, depreciation expense of $335 and $0, transaction and integration costs of $0 and $33 and restructuring charges of $0 and $26 for the three months ended June 30, 2014 and 2013, respectively.

(b)
Share-based compensation expense of $14,042 and $9,539, transaction and integration costs of $4,795 and $623, depreciation expense of $1,283 and $576, change in fair value of contingent consideration of $0 and $3,400 and restructuring charges of $0 and $482 for the three months ended June 30, 2014 and 2013, respectively.

(c)
Share-based compensation expense of $3,226 and $1,479, depreciation expense of $242 and $19 and transaction and integration costs of $112 and $55 for the three months ended June 30, 2014 and 2013, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three-and six-month periods.

(e)	Sum of adjustments (a) through (d) plus the adjustments for amortization and impairment of intangible assets and loss on extinguishment and modification of debt for the respective three-month period.

(f)	Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash for the respective three-and six-month periods.

(g)	Income tax provision divided by income before income tax provision for the respective three-and six-month periods (for the six months ended June 30, 2014, on a non-GAAP adjusted basis only).

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Adjustments for amount attributable to noncontrolling interests for the respective three-and six-month period.

(j)	Net of adjustments (h) and (i) for the respective three-month period.

(k)
Acquisition accounting inventory fair value step-up adjustments of $10,477 and $2,631, share-based compensation expense of $1,465 and $1,197, depreciation expense of $340 and $0, restructuring charges of $0 and $68 and transaction and integration costs of $0 and $33 for the six months ended June 30, 2014 and 2013, respectively.

(l)
Share-based compensation expense of $25,217 and $16,544, transaction and integration costs of $22,394 and $1,645, depreciation expense of $2,399 and $1,130, change in fair value of contingent consideration of $0 and $7,900, and restructuring charges of $0 and $1,389 for six months ended June 30, 2014 and 2013, respectively.

(m)
Share-based compensation expense of $5,685 and $2,522, depreciation expense of $430 and $40, transaction and integration costs of $246 and $55 for six months ended June 30, 2014 and 2013, respectively.

(n)
Sum of adjustments (k), (l), (m) and (d) plus the adjustments for acquired in-process research and development, amortization and impairment of intangible assets and loss on extinguishment and modification of debt for the respective six-month period.

(o)
The GAAP effective tax rate for the six months ended June 30, 2014 is not applicable because there was a loss before income tax provision during the period. After adjusting the loss before income tax provision by excluding an upfront fee and milestone payment of $127,000 for JZP-110, we would have had income before income tax provision of $113,324, resulting in an effective tax rate of 32.1% for the six months ended June 30, 2014 based on the income tax provision of $36,377, compared to 32.5% for the same period in 2013. This increase was primarily due to a higher level of profits subject to U.S. federal and state income taxes in the 2014 period, and higher losses in other jurisdictions where no tax benefit is available in the year.

(p)	Net of adjustments (n) and (f) for the respective six-month period.

(q)	Net of adjustments (p) and (i) for the respective six-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2014 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income attributable to Jazz Pharmaceuticals plc	$29 - $57
Intangible asset amortization and depreciation	129 - 134
Share-based compensation expense	70 - 75
Intangible asset impairment	33
Acquisition accounting inventory fair value step-up	10 - 11
Transaction and integration costs	25 - 30
Upfront license fees and milestone payments	202
Non-cash interest expense	7
Income tax adjustments	(15) - (5)
Adjustments for amount attributable to noncontrolling interests	(2) - (1)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$496 - $520

GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$0.47 - $0.90
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$8.00 - $8.25

Weighted-average ordinary shares used in per share computations	62 - 63

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796